Exhibit 10.28

BASIC LEASE INFORMATION

The following Basic Information is incorporated into and made a part of this lease.  Each reference in this lease to any of the Basic Lease Information shall mean the respective information set forth below and shall be construed to incorporate all of the terms provided under the particular lease paragraph(s) pertaining to such information.  In the event of a conflict between any Basic Lease Information and the lease, the lease shall control.

IDENTIFICATION DATE OF LEASE: 9/18/2020

1.	Name of Building:	Overlook At Rob Roy	Address:	6836 Bee Caves Road, Austin, TX 78746

2.	Owner/Lessor:	Overlook At Rob Roy Owner, LLC	Address:	1005 Congress Ave. Suite 150, Austin, TX 78701

3.	Suite Number:	I-261

4.	Rentable SF:	608	Total Bldg. SF:	99,757	Pro Rata Share:	0.61%

5.	Lessee Name:	Sonim Technologies Inc.

a)

Lessee is [ ]an individual(s), [ ] a professional limited liability company, [  ]a general partnership, [  ]a limited  partnership, [ X ]a corporation, [   ]a joint venture, [  ]a professional association, [   ]sole proprietorship.

b)	Lessee Address for Notice:	6836 Bee Cave Road, Building 1, Suite 279, Austin, TX 78746

c)	Lessee Contact Person:	Katie Smith	Phone:	512-922-9900	Fax:
d)	Lessee Taxpayer ID#:	94-3336783	SS#:		DL#/State:

6.	Lease Term:	Three (3) full calendar months
	Commencement Date:		10/1/2020	Expiration Date:	12/31/2020
	Rent Commencement Date:		10/1/2020	Expiration Date:	12/31/2020
	Pass Thru Commencement Date:		10/1/2020	Expiration Date:	12/31/2020

7.	Base Rent:	Term	Monthly Rent	Term Rent	Annual Rent psf of NRA
		From 10/01/20 to 12/31/20	$1,200.00	$3,600.00	$23.68

Late Charge:	5% of monthly base rent.	Date assessed:	Five (5) days after due date.

8.	Expense Stop:	2020 Base Year per square foot per year

a)	Estimated Operating Expenses Per Budget	2020 Base Year
b)	Less Expense Stop	2020 Base Year
c)	Estimated Initial Pass-Thru	$ 0.00 /sq.ft./year
d)	Estimated Monthly Pass-Thru (actual)	$ 0.00 /mo
(Subject to annual adjustment for actual expenses)

9.	Parking:	Number of open spaces

10.	Security Deposit:	a)	Amount: $1,200.00
		b)	Paid by Cash: X Yes No
		c)	Irrevocable Letter of Credit: $ N/A Rec'd: Yes No
		d)	Bank Issuing Letter of Credit: N/A
		e)	Expiration of Letter of Credit: N/A
		f)	Bank Contact Person: N/A

OVERLOOK BLIF - MASTER

Basic Lease Information for Sonim Technologies Inc.

11.	Tenant Finish Out Provisions:
	a)	X	As Is
	b)	$0.00	/sq. ft. of net rentable area allowance
	c)		total allowance (actual amount)
	d)	Amount of overage owed by Tenant $ Payment Schedule:
	e)	Notes:	See Exhibit E.

12.	Special Conditions (Exhibit J)
	a)	Current Financials received:	Yes	No
	b)	Consumer Report received:	Yes	No
See Exhibit J.

13.	Guaranty Information
This lease [ ]is or [ X ]is not (check one) guaranteed by others. The name and title of each guarantor is shown below a and on the signature page(s) at the end of this lease.

14.	Lessee Signature Requirements

Lessee is [  ] an individual(s), [ ] a professional limited liability company, [  ] a general partnership, [  ] a limited partnership, [  ] a joint venture, [  ] an unincorporated association, [  ] a professional association, [  ] sole proprietorship, or [ X ] a corporation (check one).

Such partnership, joint venture, unincorporated association, or corporation is organized or chartered under the laws of the State of Delaware .

Lessee's name stated at the beginning of this lease [ ]is or [ X ]is not an assumed name. If so, has an assumed name certificate name been received? [ ]Yes [ ]No

15.	This Basic Lease Information Form is a part of the above described lease.

16.	Signatures:

LESSOR	LESSEE

OVERLOOK AT ROB ROY OWNER (DELAWARE), LLC	SONIM TECHNOLOGIES INC
Printed name of company or firm	Printed name of company or firm

/s/ Joel Sher	/s/ Tom Wilkinson
Printed name of person signing	Printed name of person signing

Authorized Person's Signature	Authorized Person's Signature

President, Congress Holdings Group
AUTHORIZED MANAGING AGENT	Chief Executive Officer
Title of person signing	Title of person signing

10/1/2020	10/1/2020
Date signed (must be filled in)	Date signed (must be filled in)

MASTER

INDEX TO OFFICE LEASE

OVERLOOK AT ROB ROY OWNER (DELAWARE), LLC (Lessor) and

SONIM TECHNOLOGIES INC. (Lessee)

SECTION	TITLE	Lease Page

1.1	The Leased Premises	3
1.2	Use	3
1.3	Reserved	3
1.4	Rentable Area	3
2.1	Base Rent and Additional Rents	3
3.1	Date and Place of Payment	3
3.2	Late Payments	4
3.3	Security Deposit	4
4.1	Term, Possession, and Anniversary	4
5.1	Tenant Finish-Out	4
6.1	Quiet Possession	4
7.1	Utilities and Services by Lessor	5
7.2	Utilities and Services by Lessee	5
7.3	Interruption of Utilities or Services	5
7.4	Extra Electricity	5
7.5	Extra Heating or Air Conditioning	5
8.1	Maintenance and Repairs by Lessor	5
8.2	Maintenance and Repairs by Lessee	6
8.3	Telecommunications	6
9.1	Access, Keys, Locks, and Security	6
9.2	Parking	7
10.1	Occupancy, Nuisance, and Hazards	7
11.1	Taxes	7
12.1	Insurance	8
12.2	Waiver of Subrogation	8
12.3	Hold Harmless	8
13.1	Alterations by Lessee	9
13.2	Americans With Disabilities Act	9
14.1	Removal of Property by Lessee	9
15.1	Subletting and Assignment	9
16.1	Destruction by Fire or Other Casualty	10
17.1	Condemnation	10
18.1	Default by Lessor	10
19.1	Default by Lessee	11
20.1	Lien for Rent	12
21.1	Attorney's Fees, Interest, and Other Expenses	12
22.1	Non-Waiver	13
23.1	Building Rules	13
24.1	Transfer of Ownership by Lessor	13
25.1	Mortgages	13
26.1	Surrender of Premises	13
27.1	Holding Over	13
28.1	Signs and Building Name	14
28.2	Relocation of Lessee	14
29.1	Notices	14
30.1	Estoppel Certificates	14
31.1	Successors	14
31.2	Leasing Agent Commissions	14
32.1	Building Operating Expense	14
33.1	Representations and Warranties by Lessor	15
34.1	Representations and Warranties by Lessee	15

MASTER

MASTER

OFFICE LEASE

This is a Lease Agreement made and entered into between Lessor Name Specified in Basic Lease Information #2, as "Lessor", and Lessee Name Specified in Basic Lease Information #5, as "Lessee", whether one or more.

1.1The Leased Premises

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor the "Leased Premises" which consists of "Lessee's Office Space" and "Common Areas" as defined below.

(a)Lessee’s Office Space.  "Lessee's Office Space", to which Lessee shall have exclusive use rights, consists of suite(s) Specified in Basic Lease Information #3, representing the office space outlined and shaded on the floor plan contained in Exhibit A.  Such space is located in the building on a tract of land, legally described by lot and block or metes and bounds in Exhibit B.  The street address of the building is Specified in Basic Lease Information #1.

(b)Common Areas.  The "common area", to which Lessee shall have non-exclusive use rights, consists of (1) the interior common area located in the above described building, i.e., areas normally accessible to tenants such as the hallways, stairwells, elevators, lobby, restrooms, and snack bar areas, and (2) the exterior common area located outside the building on the above described land, i.e., loading areas, sidewalks, driveways, parking garage, parking areas, and other open areas (if any), subject to paragraph 9.2 on parking.

1.2Use

Lessee's office space may be used only for general office purposes.  The name of Lessee's business is Specified in Basic Lease Information #5.

1.3Reserved

1.4Rentable Area

Lessee's approximate "rentable area" is Specified in Basic Lease Information #4.  It consists of Lessee's usable area plus it’s proportionate share of building common areas which are defined as all corridors, restrooms, snack bars, building equipment rooms, telephone closets, janitor closets, enclosed lobby, entrance areas, and other public areas in the building, excluding elevator shafts, stairwells, vertical chases, and enclosed parking areas.

2.1Base Rent and Additional Rents

Lessee shall pay to Lessor a "base rent" Specified in Basic Lease Information #7 per calendar year, which amounts to the sum(s) Specified in Basic Lease Information #7 per calendar month.  Such base rent is equivalent to the sums Specified in Basic Lease Information #7 per square foot per year for Lessee's rentable area.  The base rent is subject to adjustment as provided in paragraph 32.1.  Additional rent (representing Lessee's prorata share of building operating expenses over the expense stop Specified in Basic Lease Information #8 shall be paid in accordance with paragraph 32.1.  Building operating expenses up to such expense stop amount shall be paid by Lessor.

3.1Date and Place of Payment

The monthly rent and one-twelfth of Lessee's share of estimated building operating expenses under paragraph 32.1 shall be due on the first day of each calendar month without demand.  Partial months shall be prorated.  All rent and other sums are due in the county where the building is located at the address designated by Lessor from time to time.  All sums due by Lessee are without right of setoff or deduction.  Monies mailed are considered timely paid only if received by Lessor by the due date; however rents postmarked one or more days before due date and received after the due date shall be considered as timely received by Lessor.  Rent and late payment charges shall be paid without notice or demand.  All other sums shall be due upon delivery of written notice in accordance with paragraph 29.1.

MASTER

3.2Late Payments

If any rent payment or other sum due by Lessee to Lessor is received and accepted by Lessor later than five (5) days after its due date, Lessee shall pay a late charge of 5% of such rent payment or other sum plus 1% thereof for each day thereafter (for up to 15 days) until such rent or other sum is paid.  Late charges shall be considered liquidated damages for Lessor’s time, inconvenience, and overhead (except for attorney’s fees and litigation costs) in collecting rent.  Lessor's acceptance of late rent or other sum shall not constitute permission for Lessee to pay the rent or other sum late thereafter and shall not constitute a waiver of Lessor's remedies for subsequent late payments.  Late payment charges are due immediately upon notice or demand.  All payments shall be by check or money order on a local bank not cash.  For each returned check, Lessee shall pay all applicable bank charges incurred by Lessor plus $50.00.  Payments of any kind received by Lessor on behalf of Lessee may be applied at Lessor's option to nonrent items first, then to rent.  Payment of rent by Lessee shall be an independent covenant.  If Lessee has not timely paid rentals and other sums due on two or more occasions, or if a check from Lessee is returned for insufficient funds or no account, Lessor may for the next 12 months require that all rent and other sums due be paid by cashier's check, certified check, or money order, without prior notice.

3.3Security Deposit

At the time of execution of this lease, Lessee shall deposit with Lessor cash in the sum Specified in Basic Lease Information #10 to secure performance of Lessee's obligations under this lease.  Lessor shall have a lien on the security deposit for that purpose.  If Lessee fails to pay rent or other sums when due under this lease, Lessor may apply any cash security deposit toward amounts due and unpaid by Lessee.  In lieu of a cash security deposit, Lessee may furnish Lessor at time of execution of this lease an irrevocable unconditional letter of credit in a from acceptable to Lessor in the sum Specified in Basic Lease Information #10-c on a financial institution in Austin, Texas, expiring no sooner than thirty days after the lease expiration date.  Lessor may draw against such letter of credit by a certificate stating that the Lessee is in default under this lease.  Any amounts drawn under the letter of credit shall serve as a cash security deposit and may be applied to amounts due and unpaid by Lessee.  If the letter of credit expires on a date that is prior to 30 days after the lease expiration date and the letter of credit is not renewed or extended 30 days before the letter of credit expiration date, Lessor may by a certificate draw down the entire amount to serve as a cash security deposit.  Lessee shall immediately restore the security deposit (whether deposited as cash or as a letter of credit) to its original amount after any portion of it is applied to amounts due and unpaid by Lessee.

4.1Term, Possession, and Anniversary

The initial lease term shall be for the number of full calendar months from commencement date, plus the remainder of the last month.  The commencement date of this lease shall be the earlier of (a) the date Specified in Basic Lease Information #6, (b) the date Lessee opens for business in Lessee's office space, or (c) five (5) days after Lessor delivers possession of Lessor's office space to Lessee and gives Lessee written notice that Lessor's work (as described in Exhibit E) is substantially complete.  Lessor's anticipated delivery date of possession is Commencement Date .  If Lessor delays in delivering possession of Lessee's office space as shown on Exhibit A, the commencement and anniversary dates shall be delayed in accordance with Exhibit D.

5.1Tenant Finish-Out

(Check one):

X	(a) Lessor shall provide no tenant finish-out or improvements since Lessee has taken Lessee's office space "as is".
(b) Lessor shall perform any special construction described in Exhibit E. Costs of tenant finish-out or special construction shall be paid for pursuant to such exhibit.

6.1Quiet Possession

If Lessee is current and in compliance with all of Lessee's obligations under this lease, Lessee shall be entitled to peaceful and quiet possession and enjoyment of Lessee's office space, subject to the terms and conditions of this lease.  Lessee shall have access to the building parking garage, if applicable and common parking areas at all times, subject to parking fees and the rules referred to in paragraphs 9.2 and 23.1.  Lessor shall make diligent efforts to have all other tenants in the building comply with building rules.  Otherwise, failure of other tenants to comply with such rules shall not be considered a default by Lessor.  Construction noise or vibrations shall not be considered a default by Lessor.

MASTER

7.1Utilities and Services by Lessor

Except where otherwise stated in this lease, Lessor shall pay for and furnish in a timely and diligent manner to Lessee the following utilities (subject to Lessee being required to pay for same directly to the utility provider) and services and no others, subject to paragraph 32.1 regarding Lessee's payment of Lessee's prorata share of building operating expenses.

(a)

air conditioning and heating as reasonably required for comfortable use and occupancy under normal office conditions from 7:00 a.m. to 6:00 p.m. on Monday through Friday, but not on Saturday, Sunday, New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving or Christmas so long as these times and dates comply with present and future governmental laws or guidelines, including utilities such as electricity, gas, and water necessary for operation of same;

(b)	water and wastewater services;
(c)	janitorial and cleaning services;
(d)	electrical current for areas of the building and common facilities which are not served by Lessee's individual electric meters or submeters for Lessee's office space;
(e)	trash collection services (dumpster or garbage cans);
(f)	pest control services as needed in the reasonable judgment of Lessor;
(g)	landscaping and parking lot maintenance services;
(h)	repair and maintenance services pursuant to paragraph 8.1;
(i)	replacement of fluorescent light bulbs and ballasts in building standard lighting fixtures (but not incandescent light bulbs for nonstandard fixtures or for Lessee's lamps); and
(j)	elevator service, if there is an elevator in the building.

7.2Utilities and Services by Lessee

If applicable, Lessee shall pay for all utilities and services not expressly furnished by Lessor under paragraph 7.1.  Lessee shall pay for all electricity consumed through any individual electrical meter(s) or submeter(s) serving Lessee's office space.  Costs of such utilities are not considered building operating expenses to be allocated among all tenants under paragraph 32.1.  Service through individual electrical meters which exclusively serve Lessee's office space shall be in the name of Lessee.  Lessor reserves the right to submeter electricity and/or water.  Any electricity or water submetering shall be billed to and paid by Lessee at Lessor's average cost per KWH or gallon, and no more.  If the water bill from the utility company includes wastewater charges, Lessee's liability for water submetering shall include corresponding wastewater costs (if any).

7.3Interruption of Utilities or Services

Temporary interruption or malfunction of utilities, services, and/or telephones shall not render Lessor liable for damages, rent abatements, or release of any Lessee obligation.  Lessor shall use diligent efforts to have such utilities and services restored as soon as reasonably possible.

7.4Extra Electricity

There shall be no extra electricity charges for typewriters, facsimile machines, word processors, dictating equipment, adding machines, desk top calculators, lamps, or other standard 110 volt office equipment.  However, Lessee shall pay Lessor monthly, as billed, for charges which are separately metered or which Lessor may reasonably compute for electricity utilized by Lessee for the following purposes: x-ray machines, hotplates, electric heaters, 220 volt equipment, computers (other than desktop or word processor computers), or other electrical service not standard for the building.

7.5Extra Heating or Air Conditioning

If Lessee requests air conditioning or heating after the hours as set forth in paragraph 7.1(a), Lessor may charge Lessee the extra hourly fee for after-hour air conditioning or heating charged to other tenants in the building.

8.1Maintenance and Repairs by Lessor

Lessor shall repair and/or replace, as needed, the following items as a building expense under paragraph 32.1, so long as they are building standard items:  light bulbs, ballasts, and fixtures; plumbing; hardware; doors; and wall and window coverings.  Lessor shall use diligence to provide for the reasonable cleaning, maintenance, repair, reconnection of interrupted utilities or services, and landscaping of common areas, subject to any reimbursement obligations of Lessee under paragraph 8.2.  Lessor may rekey at any time.  Lessor may temporarily close any part of the common facilities if reasonably necessary for repairs or construction.  Repairs and maintenance shall be in accordance with applicable governmental requirements.

MASTER

8.2Maintenance and Repairs by Lessee

Lessee shall promptly reimburse Lessor for the cost of repairing or replacing appliances,  non-building standard items and the cost of repairing or replacing damage which is caused inside Lessee's office space by Lessee, Lessee's agents, employees, family, or licensees, invitees, visitors, or customers or outside Lessee's office space by Lessee or Lessee's employee's, agents, or contractors.  Cost of repair shall include 5% for supervision fee.  Lessor may require advance payment therefor prior to repair or replacement.  Lessor shall have right of approval of all repairmen or maintenance personnel.  Lessee shall not damage or allow other persons listed above to damage any portion of the leased premises.  Lessee shall pay for replacement of all non-building standard light bulbs and for unstopping any drains or water closets in Lessee's office space.  If Lessee or Lessee's workmen or contractors are permitted to repair, alter, or modify Lessee's office space, Lessee shall warrant that no mechanic or materialman's lien shall be filed against the leased premises and that all such contractors shall provide evidence of liability insurance as required by Lessor.  All such work shall be in accordance with applicable governmental requirements.

8.3Telecommunications

All telecommunications equipment necessary to serve Lessee shall be located in Lessee's office space and paid for by Lessee, or, at Lessor's option and at Lessee's expense, in a lockable enclosure in a common area location designated by Lessor.   Lessee will be required to remove all telecommunications equipment and voice/data cabling from the Leased Premises upon expiration of Lease or Lessor may deduct costs to remove it from the Security Deposit.  Lessee may be allowed to leave equipment and cabling in Leased Premises if written approval from Lessor is obtained prior to expiration of the Lease.   Lessee may not require Lessor to install or allow others to install telecommunication lines or equipment elsewhere in the building.  Lessee expressly waives any rights to require same under any circumstances.

9.1Access, Keys, Locks, and Security

(a) Access. Lessee shall have access to Lessee's office space at all times.  Lessor shall have access to Lessee's office space at reasonable times for reasonable business purposes upon prior notice to Lessee except notice shall not be necessary in the event of an emergency threatening life or property or the lawful exercise of Lessor's remedies in case of default by Lessee.  Lessor may show Lessee's office space ninety (90) days before the lease expiration date or the date Lessee gives Lessor notice to vacate, whichever is earlier.

(b)Keys.  Lessor shall furnish Lessee up to two (2) keys or access codes or cards for Lessee's office space, up to two (2) keys or access codes or cards for the main exterior entry doors of the building if such door is locked after hours, and one (1) keys or access codes or cards to Lessee's mailbox in the building.  An initial deposit of $10.00 may be charged for each mailbox key and office key, or access card.  Additional or replacement keys or access codes or cards shall be furnished at the same cost charged to all other tenants in the building at the time of Lessee's request.  Lessor shall not be liable for risk of loss resulting from Lessee's keys, access codes, or cards being stolen,  lost or used by unauthorized persons.  Lessor reserves the right to rekey or change locks for security reasons if new keys are timely furnished to Lessee.

(c)Locks.  Lessee may not add locks, change locks, or rekey locks without written permission of Lessor.  Locks may be changed at Lessee's request and expense.  If locks to the office space are changed, Lessor may specify kind and brand of locks, placement, installation, master key compatibility, etc.  If Lessee or any of Lessee's employees lock themselves out of Lessee's suite, said person must call a fellow-employee to gain access.

(d)Security.  Lessor shall have no duty to provide any security services of any kind unless expressly provided in this lease.  Lessor shall not be liable to Lessee or Lessee's employees, family, customers, invitees, contractors, or agents for injury, damage, or loss to person or property caused by criminal conduct of other persons, including theft, burglary, assault, vandalism or other crimes.  Lessee shall lock its office space doors when the last person leaves such office space for the day.

MASTER

9.2Parking

(a)Lessor shall have sole control over the parking of all vehicles (including but not limited to cars, trucks, recreational vehicles, trailers, bicycles, and motorcycles) and shall designate parking areas and building service areas.  Parking rules are contained in attached Exhibit F-1.

If vehicles are parked in violation of Lessor parking rules or in violation of state statutes, Lessor may exercise vehicle removal remedies under Article 6701g-2 of the Texas Civil Statutes upon compliance with statutory notice.  There shall be no reserved parking spaces unless agreed in writing by Lessor.

(b)Lessor shall have sole control over the parking of all vehicles (including but not limited to cars, trucks, recreational vehicles, trailers, bicycles and motor cycles) and shall designate parking areas and building service areas.  Parking rules are contained in attached Exhibit F-1.

(c)Lessee shall be entitled to parking spaces as specified in Basic Lease Summary #9.  In the event the use of parking facilities by Lessee’s employees, visitors, customers and invitees at any time exceeds their allocation, Lessor shall have the right to require Lessee to make alternate parking provisions off-site, at Lessee’s sole cost and expense, for all of such excess parking.  Lessee’s failure to comply with the provisions of this paragraph will constitute a Lessee default under this Lease, provided however that Lessor shall not be required to give Lessee written notice or the opportunity to cure violations of this paragraph more than three (3) times during the term of this Lease.

10.1 Occupancy, Nuisance, and Hazards

Lessee's office space shall be occupied only by Lessee or Lessee's employees and shall not be left entirely vacant or used exclusively for storage.  Lessee and Lessee's agents, employees, family, licensees, invitees, visitors, and contractors shall comply with all federal, state, and local laws relating to occupancy or to criminal conduct while such persons are on the leased premises.  Lessee and the persons listed above shall not (1) use, occupy, or permit the use or occupancy of the leased premises for any purpose which is directly or indirectly forbidden by such laws or which may be dangerous to life or property, (2) permit any public or private nuisance, (3) disturb the quiet enjoyment of other tenants, (4) do anything which might emit offensive odors or fumes, (5) make undue noise or vibrations, (6) permit anything which would cancel insurance coverage or increase the insurance rate on the building or contents, or (7) otherwise damage the leased premises.

11.1Taxes

Lessor shall be responsible for payment of all taxes and assessments against the building subject to Lessee's obligation to pay Lessor for Lessee's share thereof, on a prorata square foot basis, as additional rent pursuant to paragraph 32.1.  Lessee shall timely pay all taxes assessed against Lessee's furniture, equipment, fixtures, or other personal property in Lessee's office space.  LESSEE HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROJECT OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

MASTER

12.1Insurance

Lessor and Lessee shall comply with the respective insurance obligations as set forth below:

(a)Lessor.  Lessor shall maintain (1) fire and extended coverage insurance, including vandalism and malicious mischief, on the office building, and (2) comprehensive general liability insurance.  The amounts shall be as required by Lessor's mortgagee or as Lessor may deem reasonably appropriate, whichever is greater.  Lessor shall have no responsibility to maintain fire and extended coverage insurance on Lessee's contents.  The portion of Lessor's insurance premiums reasonably due to Lessee's acts or omissions or Lessee's special use, improvements, or tenant finish-out (over and above Lessee's normal use as contemplated in paragraph 1.1(a)) shall be paid for by Lessee.

(b)Lessee.  Lessee shall provide Lessee's own public liability insurance for its operations on the leased premises in an amount equal to the minimum "primary coverage" amount required by Lessor's insurance carrier as a condition for purchasing umbrella liability insurance by Lessor.  In no event shall such coverage be less than $2,000,000.  Upon written notice by Lessor to Lessee, such dollar amount of Lessee's liability policy shall be increased by the amount of any increase required by Lessee's carrier for "primary coverage" under an umbrella liability policy.  Lessee is encouraged to maintain fire and extended coverage insurance (including theft, vandalism and malicious mischief) on the contents in Lessee's office space, including fixtures, furniture, equipment, supplies, inventory, and other personal property.  Such property is not covered by Lessor's insurance. Lessor reserves the right to, from time to time during the Term, require additional or different coverage types or amounts if it becomes standard practice for buildings of comparable size and in a similar geographic submarket as the Project or if required by Lessor’s mortgagee.  In the event Lessee fails to maintain and pay for any of the insurance required under this Section 12.1(b), Lessor may (but without any obligation to do so) upon two (2) business days’ notice to Lessee, procure such insurance and pay the premiums therefor, in which event Lessee shall repay Lessor, as additional rent, all sums so paid by Lessor within thirty (30) days following Lessor’s written demand therefor.

(c)Insurance certificates.  Lessee shall provide Lessor with a certificate of Lessee's insurance or a copy thereof as required above within 7 days after Lessee initially occupies Lessee's office space or any portion thereof.  Lessor and Lessor's managing agent (if any) shall be named as additional insureds on Lessee's liability insurance policy.  Upon written request by Lessor, changes in the name of Lessor or Lessor's managing agent shall be reflected on such certificate.

(d)Notice from Lessee's Insurance Carrier. All policies of insurance to be provided by Lessee shall contain a provision (to the extent legally permitted) that the insurance company shall give Lessor 10 days' written notice to Lessor, in advance of (1) any cancellation or non-renewal of the policy, (2) any reduction in the policy amount, and (3) any deletion of additional insureds.

12.2Waiver of Subrogation

If waiver of subrogation is not contained in the form language of the insurance policy, Lessor and Lessee may require that the other party’s fire, casualty, or liability insurance policy contain a waiver of subrogation clause. FOR PURPOSES OF WAIVER OF SUBROGATION, LESSOR AND LESSEE RELEASE EACH OTHER AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS FROM ANY CLAIMS BASED ON NEGLIGENCE OR OTHERWISE, FOR LOSS, DAMAGE, OR INJURY WHICH OCCUR HEREAFTER AND ARE INSURED AGAINST UNDER INSURANCE POLICIES CARRIED BY LESSOR AND/OR LESSEE.  The foregoing shall not apply to losses, damages, or injuries that are in excess of policy limits or that are not covered due to a deductible clause in the policy.

(b)Upon written request, Lessor and Lessee shall furnish to each other copies of the policies of insurance referred to in this lease, including any waivers of subrogation, or satisfactory evidence of same.

12.3Hold Harmless

Lessee shall indemnify, defend and hold harmless Lessor, its agents, owners, mortgagees, and employees (the “Lessor Parties”) for and shall hold Lessor harmless from all fines, claims, liabilities, and suits (including costs and expenses of defending against same) resulting from any breach or nonperformance of the lease by Lessee or Lessee's agents, employees, family, licensees, or invitees, INCLUDING ALL SUCH CAUSES OF ACTION, CLAIMS, DAMAGES, OR LIABILITIES ARISING OUT OF THE NEGLIGENCE OR STRICT LIABILIT OF ANY LESSOR PARTY.  Further, notwithstanding anything to the contrary in this lease, any liability of Lessor under this Lease shall be limited solely to its interest in the Project and the proceeds therefrom, and in no event shall any personal liability be asserted against any Lessor Party in connection with this Lease nor shall any recourse be had to any other property of any Lessor Party.  Lessee hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits, whether or not caused by the willful and wrongful acts of Lessor or any of the Lessor Parties.

MASTER

13.1Alterations by Lessee

Lessee may not make any alterations, improvements, doorlock changes, or other modifications of any kind to the leased premises without Lessor's written consent.  Consent for governmentally required changes may not be unreasonably withheld.  "Alterations" include but are not limited to improvements glued, screwed, nailed, or otherwise permanently attached to the building, structural changes, roof and wall penetrations, and all plumbing, electrical, and HVAC changes.  Requests for Lessor's approval shall be in writing and shall be detailed to Lessor's reasonable satisfaction.  The foregoing shall be done only by Lessor's contractors or employees or by third parties approved by Lessor in writing.  Lessee shall pay in advance for any requested alterations, improvements, lock changes, or other modifications which are approved and performed by Lessor.  If same are performed by Lessee with Lessor's permission, Lessee shall not allow any liens to be placed against the buildings as a result of such additions or alterations.  Alterations, improvements, and modifications done at Lessee's request shall comply with all applicable laws.  Changes in Lessee's alterations or improvements in Lessee's space which may be later required by governmental action shall also be paid for by Lessee.

13.2Americans With Disabilities Act

Lessor shall be responsible for any requirements under the Americans with Disabilities Act or similar state or local laws as relate to any common area entrance and exit doorways and elevators and any doors into Lessee's office space and to structural building items that Lessor is required to maintain under the terms of this lease.  Lessee agrees to cooperate fully with Lessor to enable Lessor to timely comply with the provisions of this paragraph and to immediately forward to Lessor any notice Lessee receives regarding complaints, injuries, or claims by anyone claiming that those items which are the responsibility of Lessor do not comply with the provisions of the Americans with Disabilities Act.  Lessee shall be responsible for any requirements under such architectural barrier laws as they relate to Lessee's use of the Lessee's office space, including, but not limited to, the positioning of Lessee's furnishings within the office space.  Lessee agrees to indemnify Lessor for any liability Lessor shall incur as a result of Lessee's failure to comply with the provisions of this paragraph. In addition to the provisions of this Section 13.2, Lessee shall be responsible for compliance with the Texas Architecture Barriers Act, Art. 9102 Tex.Civ.Stat.Ann. (1994) and regulations and guidelines promulgated thereunder, as all of the same may be amended or supplemented from time to time, in the Leased Premises

14.1Removal of Property by Lessee

Lessee may remove its trade fixtures, furniture, and equipment only if (1) such removal is made prior to the end of the Lease Term and may be accomplished without damage of any kind to the Leased Premises or the Building, (2) Lessee is not in default under this lease at time of removal, and (3) such removal is not in anticipation of an early moveout prior to the end of the lease term.  Lessee shall pay all costs of removal.  Lessee shall have no rights to property remaining on the leased premises after moveout.  Lessee may not remove any alterations as defined in paragraph 13.1 or improvements such as wall-to-wall carpeting, book shelves, window coverings, drapes, cabinets, paneling, counters, kitchen or breakroom built-ins, shelving, wall covering, and anything else attached to the floor, walls, or ceilings.  If Lessor requests in writing, Lessee shall, immediately prior to moving out, remove any alterations, fixtures, equipment, and other property installed by Lessee.  Lessee shall pay for cleaning or repairing damage caused by Lessee's removal of any property.

15.1Subletting and Assignment

Lessee may not sublet, assign, pledge, or mortgage this lease and may not grant licenses, commissions, or other rights of occupancy to all or any part of the leased premises without Lessor's prior written approval which shall not be unreasonably withheld.  Sublessee's financial strength, reputation, personnel, and length of sublease or assignment shall be important factors in Lessor's approval.  Sale, transfer, or merger of the majority of the voting shares or voting partnership interests in Lessee (if a corporation or partnership) shall be considered an assignment; likewise for issuance of treasury stock or admission of a new general partner.  However, if Lessor gives such approval, Lessor shall be entitled to (1) 50% of any excess between Lessee's rental per square foot under the lease and the rental per square foot under the sublease or assignment, and (2) 50% of any other consideration flowing directly or indirectly from the sublessee or assignee to Lessee or Lessee's agents. The foregoing is in consideration of additional management performed or to be performed by Lessor under such sublease or assignment.  In addition to the foregoing, Lessor may charge Lessee a one-time fee equal to one month's lease rental for such additional administrative, investigative, and management services.  Violation of this lease by sublessees or assignees shall be deemed a violation by Lessee.  Approval by Lessor of any sublease or assignment shall not release Lessee from any obligation under this lease and shall not constitute approval for subsequent subletting or assignment.  Sublessees or assignees shall be liable for all of Lessee's obligations under this lease unless otherwise specified in writing.  Upon default by Lessee, any Sublessee shall pay all sublease rentals and other sums due Lessor, direct to Lessor, to be credited against sums owed to Lessor by Lessee under this lease.  Unless otherwise agreed in writing, no sublease or assignment shall be valid unless (1) a copy of this lease is attached thereto, (2) the sublessee or assignee agrees in writing to be liable for all of Lessee's obligations under this lease, and (3) Lessor's written approval is attached to the sublease or assignment.   At any time, Lessor may, at Lessor's option, release Lessee from further liability for all or any portion of Lessee's office space that has been subleased or assigned to a third party; and Lessor may terminate the lease to the extent that it applies to such space.

MASTER

16.1Destruction by Fire or Other Casualty

(a)Total destruction, rent abatement, and restoration.  If Lessee's office space is totally damaged by fire or other casualty so that it cannot reasonably be used by Lessee and if this lease is not terminated as provided in subparagraph (d) below, there shall be a total abatement of Lessee's rent and Lessee's obligation to pay office building operating expenses until Lessee's office space is restored by Lessor and Lessee.

(b)Partial destruction, rent abatement, and restoration. If Lessee's office space is partially destroyed or damaged by fire or other hazard so that it can be only partially used by Lessee for the purposes allowed in this lease and if this lease is not terminated as provided in subparagraph (d) below, there shall be a partial abatement of Lessee's rent and Lessee's obligation to pay office building operating expenses which fairly and reasonably corresponds to the time and extent to which Lessee's office space cannot reasonably be used by Lessee.

(c)Restoration.  Lessor's obligation to restore shall be limited to the condition of the leased premises existing prior to the casualty.  Lessor shall proceed with diligence to restore.  During restoration, Lessee shall continue business to the extent practical in Lessee's reasonable judgment. To the extent Lessor does not receive insurance proceeds for the use of restoration from its mortgagee, Lessor may terminate this Lease pursuant to subsection (d) below.

(d)Lease termination.  If Lessee's office space or the office center is so badly damaged that restoration and repairs cannot be completed within 6 months after the fire or casualty, as determined by Lessor following receipt of information from its insurance adjuster then this lease may be terminated as of the date of the destruction by either Lessor or Lessee by serving written notice upon the other.  Termination notice must be delivered within 30 days after the casualty.  If the casualty is caused by the act or negligence of Lessee or any of its agents, employees, visitors or contractors, Lessee shall be responsible for all costs and expenses associated with the repairs and restoration and Lessor shall be under no obligation to make any repairs, and Lessor may terminate this Lease and pursue all remedies available against Lessee, under this Lease, at law or in equity.

17.1Condemnation

If the leased premises or any material portion thereof, including any portion of the parking lot is taken by condemnation and if the leased premises is thereby reasonably rendered unusable for Lessee's business use and activities, this lease shall automatically terminate as of the date title vests in the condemning authority pursuant to such taking or acquisition; and Lessor and Lessee shall be relieved of all further obligations under this lease.  Lessor shall be entitled to recover from the condemning authority the full amount of Lessor's interest in this lease and in the property which is taken in condemnation; provided, however, if Lessee is not in default hereunder on the day of taking or acquisition by the condemning authority, Lessee shall be allowed to recover from the condemning authority, at Lessee's own expense, the value of Lessee's remaining leasehold interest and Lessee's trade fixtures, if any, which are taken in condemnation; but not otherwise.  Lessee shall be responsible for Lessee's own attorney's fees and for proving its own damages.

18.1Default by Lessor

Lessee shall be entitled (as its sole and exclusive remedy) to recover actual damages and/or sue Lessor for injunctive relief if Lessor remains in default on any other obligation for thirty (30) days after Lessee's written demand for performance.  However, Lessor shall not be in default if Lessor promptly commences to cure such noncompliance and diligently proceeds in good faith to cure same after receiving written notice of such default.  If taxes and utilities are not timely paid, Lessee may pay same to the extent that it is necessary to avert foreclosure or cutoff.  If Lessor fails to perform any covenant, term or condition of this lease that Lessor is obligated to perform and, as a consequence of such nonperformance, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of Lessor's equity in the property.  Lessor shall have no liability whatsoever for any deficiency, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedures as a result of such judgment. Except for Lessee’s express rights of termination under this Lease, Lessee hereby waives all rights of termination or rescission.

MASTER

19.1Default by Lessee

If Lessee defaults, Lessor shall have any or all remedies set forth below.

(a)Definition of default.  The occurrence of any of the following shall constitute a default by Lessee: (1) failure to pay rent or any other sum due by Lessee under this lease within 7 days after written demand therefor by Lessor Lessor (provided, however, Lessor shall not be required to provide written notice and cure rights for such monetary default more than two (2) times in any twelve month lease year);(2) failure to vacate on or before the last day of the lease term, renewal term, or extension period in accordance with the terms of this lease; (3) failure to pay rent in advance on a daily basis in the event of unlawful holdover by Lessee in the amounts required under this Lease (provided, however, that the inclusion of this item as a default by Lessee shall not act to extend the Lease);; (4) unauthorized early move-out or notice of same as set forth below; (5) acquisition of Lessee's interest in the lease by a third party by judicial or non-judicial process; (6) failure to comply with any other provision of the lease (including rules) if such failure to comply is not cured as soon as possible l but not more than thirty (30) days following Lessor’s written notice of such failure or breach to Lessee); or (7) Lessee makes a general assignment or general arrangement for the benefit of creditors, a petition for adjudication of bankruptcy or for reorganization or arrangement is filed against Lessee [or Guarantor] and same is not removed within 90 days from the date of filing; Lessee [or any Guarantor] files a voluntary bankruptcy proceeding or consents to the appointment of a receiver.

(b)Utilities and services. If Lessee is in default for nonpayment of rent or other sums due and if Lessee fails to pay same in full within 3 days after Lessor hand delivers to Lessee or to Lessee's representative written notice of Lessor's intent to terminate utilities or services which are furnished by Lessor, then Lessor may terminate such utilities or services after such 3-day notice period, without further notice.  Lessor's right to terminate such utilities or services shall occur automatically and without notice if Lessee's rent is accelerated under subparagraph (d) below, relating to unlawful early move-out.

(c)Acceleration after notice of rental delinquency. If Lessee is in default for nonpayment of rent or other sums due and if Lessee fails to pay same in full within 3 days after Lessor delivers to Lessee or to Lessee's office space a written notice of Lessor's intent to accelerate or if Lessee is otherwise in default under any other provision in subsection (a) above and Lessee fails to cure same within 3 days after Lessor delivers to Lessee or to the Leased Premises a written notice of Lessor’s intent to accelerate, then all rent (including base rent and additional rent) for the remainder of the lease term shall be accelerated, due, and delinquent at the end of such 3-day notice period without further demand or notice.  Such acceleration rights are in consideration of the rentals for the entire term being payable in monthly installments rather than in one lump sum at the beginning of the lease term.  If Lessee has already vacated the Leased Premises, notice of acceleration may be delivered to Lessee pursuant to paragraph 29.1.  Liability for additional rents accruing in the future (over and above any base rents) shall not be waived by such acceleration.

(d)Acceleration upon early move-out. If, following an uncured default by Lessee, Lessee is lawfully evicted, or if Lessee moves out or gives verbal or written notice (in person or by an authorized employee or agent) of intent to move-out prior to the end of the lease term without the rent being paid in full for the entire remainder of the lease term or renewal or extension period or without prior written consent of Lessor, all remaining rents for the remainder of the lease term shall be accelerated immediately and automatically, without demand or notice.  Such accelerated rents shall be due and delinquent without notice before or after such acceleration.  Such acceleration shall not occur if the rent for the current month has been paid in full.

(e)Termination of possession.  If Lessee is in default as defined in subparagraph (a) above and if Lessee remains in default for 3 days after Lessor gives notice of such default to Lessee, or if Lessee abandons the leased premises, Lessor may (with or without demand for performance) terminate Lessee's right of possession by giving one day's written notice to vacate; and Lessor shall be entitled to immediate possession without termination of Lessee's obligations under the lease.  Lessor's repossession shall not be considered an election to terminate this lease unless written notice of such intention to terminate is given to Lessee by Lessor.  Repossession may be by voluntary agreement or by eviction lawsuit.  Commencement of an eviction lawsuit shall not preclude other Lessor remedies under this lease or other laws.

(f)Reletting costs.  If Lessee is in default under this lease and if Lessor terminates Lessee's right of possession without terminating this lease and Lessee's space is released, Lessee shall pay upon Lessor's demand the following:  (1) all costs of reletting (which in no event shall be less than one month's rent), including leasing commissions, rent concessions (whether in the form of assuming or buying out lease remainders elsewhere, free rent for a period of time, or reduced rental rates), utilities during the vacancy, advertising costs, administrative overhead, and all costs of repair, remodeling, or redecorating for replacement tenants in the Leased Premises, (2) all rent and other indebtedness due from Lessee to Lessor through the date of termination of Lessee's right of possession, and (3) all rent and other sums required to be paid by Lessee during the remainder of the entire lease term, subject to the acceleration paragraphs above.

MASTER

(g)Mitigation by Lessor. Upon eviction or voluntary vacation of the Leased Premises by Lessee without the lease being terminated by Lessor, Lessor shall make reasonable efforts to relet the Leased Premises.  After deduction of reasonable expenses incurred by Lessor, Lessee shall receive credit for any rentals received by Lessor through reletting the Leased Premises during the remainder of the lease term or renewal or extension period.  Such deductible expenses may include real estate commissions, attorney's fees, and all other expenses in connection with reletting.  Lawsuit to collect amounts due by Lessee under this lease may be brought from time to time on one or more occasions without the necessity of Lessor's waiting until the expiration of the lease term.  If judgment for accelerated rents is recovered, Lessor shall give credit against such judgment for subsequent payments made by Lessee and subsequent rentals received by Lessor from other tenants of Lessee's the Leased Premises, less lawful deductions and expenses of reletting.  Lessor’s obligation to mitigate its damages resulting from a default shall be satisfied by Lessor taking any of the following actions to procure a substitute tenant and subject to the following criteria: (i) Lessor shall have no obligation to solicit or entertain negotiations with another prospective tenant for the Leased Premises until Lessor obtains full and complete possession of the Leased Premises (including without limitation, the final and unappealable legal right to relet the Leased Premises free from any claim of Lessee; Lessor shall not be obligated to offer the Leased Premises to a substitute tenant when other premises in the Project suitable for such prospective tenant’s use are (or soon will be) available; Lessor shall not be obligated to lease the Leased Premises to a substitute tenant for a rental less than the current fair market rental then prevailing for similar space, nor shall Lessor be obligated to enter into a new lease under terms and conditions unacceptable to Lessor in its reasonable discretion. Lessor shall have the right to take a substitute tenant’s financial status into account when determining whether to lease the Leased Premises to such substitute tenant. Lessor's commercially reasonable efforts to relet the Leased Premises using the above-referenced criteria shall be deemed to satisfy its obligations to mitigate damages.

(h)Termination of lease. Lessor may terminate this lease (as contrasted to termination of possession rights only) upon default by Lessee or at any time after Lessor's lawful re-entry or repossession following default by Lessee.  Lessor's agents have authority to terminate the lease only by written notice given pursuant to paragraph 29.1.

(i)Damages.  In addition to other remedies and rights under this Lease and available to Lessor at law or in equity (none of which are waived), Lessor may recover actual damages incurred following and as a result of such default.

20.1Lien for Rent

(a)Notwithstanding anything to the contrary in this lease, Lessor's landlord lien shall be subordinate to any existing security interest and any future purchase money security interests on Lessee's personal property if such security interest is properly perfected and timely recorded as required by the Texas Business Code.  Lessor shall cooperate in signing lien subordinations in accordance with the foregoing.  Any lien subordination shall be on forms reasonably acceptable to Lessor.

(b)Subject to the limitations of subparagraph (a) above, Lessee gives to Lessor a contractual lien on all of Lessee's property which may be found on the leased premises to secure payment of all monies and damages owed by Lessee under the lease.  Such lien also covers all insurance proceeds on such property.  Lessee shall not remove such property while rent or other sums remain due and unpaid to Lessor and such property shall not be removed until all Lessee's obligations under the lease have been complied with.  This lien is in addition to Lessor's statutory lien under Section 54.021 of the Texas Property Code.  If Lessee is in default for nonpayment of rent or any other sums due by Lessee, Lessor's representatives may peacefully enter the leased premises and remove and store all property.  If Lessor removes any property under this lien, Lessor shall leave the following information in a conspicuous place inside Lessee's office space:  (1) written notice of exercise of lien, (2) a list of items removed, (3) the name of Lessor's representative who removed such items, and (4) the date of such removal.  Lessor shall be entitled to reasonable charges for packing, removing, or storing abandoned or seized property, and may sell same at public or private sale (subject to any properly recorded chattel mortgage or recorded financing statement) after 30 days' written notice of time and place of sale is given to Lessee by certified mail, return receipt requested.  Upon request by Lessor, Lessee shall acknowledge the above lien rights by executing a UCC-1 form or similar form reflecting same.

21.1Attorney's Fees, Interest, and Other Expenses

If Lessee or Lessor is in default and if the nondefaulting party places the lease in the hands of an attorney in order to enforce lease rights or remedies, the nondefaulting party may recover reasonable attorney's fees from the defaulting party even if suit has not been filed.  In any lawsuit enforcing lease rights, the prevailing party shall be entitled to recover reasonable attorney's fees from the nonprevailing party, plus all out-of-pocket expenses.  Trial shall be to judge only.  All delinquent sums due by Lessor or Lessee shall bear interest at the maximum lawful rate of interest, compounded annually, from date of default until paid, plus any late payment fees.  Late payment fees as set forth in paragraph 3.2 shall be considered reasonable liquidated damages for the time, trouble, inconvenience, and administrative overhead expense incurred by Lessor in collecting late rentals, such elements of damages being uncertain and difficult to ascertain.  Late payment fees shall not be liquidated damages for attorney's fees or for Lessor's loss of use of such funds during the time of delinquency.

MASTER

22.1Non-Waiver

The acceptance of monies past due or the failure to complain of any action, nonaction, delayed payment, or default, whether singular or repetitive, shall not constitute a waiver of rights or obligations under the lease.  Lessor's or Lessee's waiver of any right or any default shall not constitute waiver of other rights, violations, defaults, or subsequent rights, violations, or defaults under this lease.  No act or omission by Lessor or Lessor's agents shall be deemed an acceptance or surrender of the leased premises, and no agreement by Lessor to accept a surrender of the leased premises shall be valid unless it is in writing and signed by a duly authorized agent of Lessor.

23.1Building Rules

Lessor's rules for the office building are attached as Exhibit F-2 and are subject to reasonable change if the changes are applicable to all tenants of the office building.  Separate parking rules are contained in paragraph F-1.  Lessee agrees to provide a copy of the Office Building Rules (Exhibit F-2) to each of Lessee’s employees.

24.1Transfer of Ownership by Lessor

If Lessor transfers ownership of the office building (other than as security for a mortgage) and if Lessor has delivered to the transferee all of Lessee's security deposits and any prepaid rents, Lessor shall be released from all liability under the lease; and such transferee shall become liable as Lessor.  Such right to be released of liability shall accrue to subsequent owners only if such transfer is in good faith and for consideration. Notwithstanding the foregoing, however, in no event will future owners of the Leased Premises be required to pay leasing commissions that have not accrued prior to the date of their ownership unless such new owner enters into a separate agreement with the broker claiming same.

25.1Mortgages

Lessee shall subordinate and attorn to mortgage liens now or hereafter on the office building.  Lessee agrees to execute, from time to time, documentation therefor which is necessary in the reasonable judgment of Lessor.  Other than the provisions already set forth in this lease, there are no special lease provisions which are required by lienholders of the office building.  Notwithstanding anything contained herein to the contrary, this lease shall be subordinate to all existing and future mortgages.  However, such mortgagees may at any time subordinate their lien to this lease by filing a subordination notice in the county real property records without necessity of notice to Lessee.  Lessee waives and holds any mortgagee or holder of a security interest harmless from all claims of Lessee against Lessor arising prior to such mortgagee succeeding to the Lessor's ownership interest in the property.  Upon written request by Lessor or Lessor’s mortgagee, Lessee shall execute and deliver a subordination, non-disturbance and attornment agreement in a form required by Lessor or Lessor’s mortgagee no later than 5 business days following the request of Lessor or Lessor’s mortgagee.

26.1Surrender of Premises

When Lessee moves out, Lessee shall surrender Lessee's office space in the same condition as on the date of lease commencement by Lessee (as changed or improved from time to time in accordance with this lease), less ordinary wear.  Removal of property from the leased premises is subject to paragraph 14.1.  Upon surrender, Lessee shall provide Lessor with all of Lessee's keys, access codes and cards to the Leased Premises and the combination to all safes and vaults, if any in the Leased Premises.

27.1Holding Over

If Lessee remains in possession of the leased premises after the expiration or mutually-agreed termination date of the lease, without the execution by Lessor and Lessee of a new lease or a renewal or extension of the lease, then (1) Lessee shall be deemed to be occupying the leased premises as a tenant-at-sufferance on a daily basis, subject to all obligations of the lease, (2) Lessee shall pay rent for the entire holdover period at the rate of 150% of the then-current rental rate plus 150% of all additional rent due hereunder, (3) Lessee shall be subject to all other remedies of Lessor as provided in paragraph 19.1, (4) Lessee shall indemnify Lessor and/or prospective tenants for damages, including lost rentals, storage expenses, and attorney's fees, and (5) at Lessor's sole option, Lessee may extend the lease term for a period of one month at the then current rental rates for the office building, as reasonably determined by Lessor, by hand delivering written notice to Lessee or to Lessee's office space while Lessee is holding over.  Holdover rents shall be immediately due on a daily basis and delinquent without notice or demand; and the prior written notice and waiting period requirements of this lease shall not be necessary in order for Lessor to exercise remedies thereunder.

MASTER

28.1Signs and Building Name

Except for standard suite signage and building directory listings, there shall be no signs, symbols, or identifying marks on or in the building, halls, elevators, staircases, entrances, parking areas, landscape areas, doors, walls, or windows without prior written approval of Lessor. The cost of initial suite signage for Lessee's space and initial directory strips shall be at Lessee's expense.  All signs or lettering shall conform to the sign and lettering criteria established by Lessor.  Unless otherwise stated in the rules, suite signage and building directory changes shall be done exclusively by Lessor and at Lessee's expense.  Lessor may remove all unapproved signs without prior notice to Lessee and at Lessee's expense.  Lessor may change the name of the building upon six months' written notice to Lessee.

28.2Relocation of Lessee

Upon at least 60 days' notice to Lessee, Lessor shall have the right to relocate Lessee within the building in lease space which is the same size or larger and usable for Lessee's intended use.  Such relocation shall be made at Lessor's sole expense, including necessary reprinting of Lessee's stationary, envelopes, business cards, door signs, etc.  Rent shall not be increased if the relocation office space is larger or better quality.  Relocation date shall be contained in the relocation notice referred to above.  Lessor shall not be liable to Lessee in connection with such relocation except for undue delay or property damages caused by Lessor or Lessor's employees, agents, or contractors.

29.1Notices

Whenever written notice is required or permitted under this lease, such notice shall be in writing and shall be either (a) hand delivered personally to the party being notified, (b) hand delivered to or inside such party's mailing address, or (c) delivered at such party's mailing address by certified mail, return receipt requested, postage prepaid.  The mailing address of Lessor shall be the address to which Lessee normally mails or delivers the monthly rent unless Lessor notifies Lessee of a different address in writing.  The mailing address of Lessee shall be Lessee's office space under this lease.  However, if Lessee moves out, it shall be Lessee's last address known by Lessor.  Hand delivered notice is required only when expressly required in the lease.  Notice by noncertified mail is sufficient if actually received by the addressee or an employee or agent of addressee.  The term "notice" shall be inclusive of notices, billings, requests, and demands.

30.1Estoppel Certificates

From time to time, upon 7 days' prior written request from Lessor, Lessee shall execute and deliver to Lessor the estoppel certificate attached as Exhibit G.  The form in Exhibit G may be changed as reasonably required by a prospective purchaser or lender.  If any statement in the estoppel certificate form is contrary to the facts existing at the time of execution of such form, Lessee may correct same before signing.  Reasonable modifications in the form may be made as requested by a prospective lienholder or purchaser.  The estoppel certificate may be conclusively relied upon by Lessor and by any prospective lienholder or purchaser of the leased premises.  If Lessee fails to comply with the foregoing by the end of such 7-day period, it shall be conclusively presumed that (1) this lease is in full force and effect without any subleases or assignments and is unamended or modified except for amendments verified by affidavit of Lessor to the prospective lienholder or purchaser, (2) no rents, security deposits, or other charges have been prepaid, (3) the statements contained in the estoppel certificate form (Exhibit G) are correct, (4) there are no uncured defaults by Lessor, (5) Lessee has no right of offset or rescission, and (6) any prospective purchaser or lienholder may conclusively rely on such silence or noncompliance by Lessee and may conclusively assume no Lessor defaults within the 120 days following Lessee's receipt of Lessor's request for an estoppel certificate.

31.1Successors

This lease shall bind and inure to the benefit of the parties, any guarantors of this lease, and their respective successors and assigns; provided, nothing herein shall modify any other provision in this Lease.

31.2Leasing Agent Commissions

No leasing commission shall be due by Lessor to any leasing agent unless in a sperate agreement signed by Lessor and such broker.  Commission agreements executed by Lessor shall not be binding on subsequent building owners if the tenant of the lease in question is in possession at the time of transfer of building ownership.

32.1Building Operating Expense

In addition to the monthly base rent in paragraph 2.1, without right of set-off, counterclaim, defense or abatement, Lessee shall pay additional rent on a monthly basis, equivalent to Lessee's prorata share of actual building operating expenses as per Exhibit C attached hereto.  Lessee's responsibility for payment of building operating costs shall be subject to the expense stop referred to in Basic Lease Information #8.

MASTER

33.1Representations and Warranties by Lessor

Lessor warrants that Lessor is the sole owner of the land and improvements comprising the office building and that Lessor has full right to enter into this lease.  Lessor's duties and warranties are limited to those expressly stated in this lease and shall not include any implied duties or implied warranties, now or in the future.  No representations or warranties have been made by Lessor other than those expressly contained in this lease.

34.1Representations and Warranties by Lessee

Lessee warrants to Lessor that (1) the financial statements of Lessee heretofore furnished to Lessor are true and correct to the best of Lessee's knowledge, (2) there has been no significant adverse change in Lessee's financial condition since the date of the financial statements, (3) the financial statements fairly represent the financial condition of Lessee upon those dates and at the time of execution hereof, (4) there are no delinquent taxes due and unpaid by Lessee, and (5) Lessee and none of the officers or partners of Lessee (if Lessee is a corporation or partnership) have ever declared bankruptcy.  Lessee warrants that Lessee has disclosed in writing to Lessor all lawsuits pending or threatened against Lessee, and Lessee has made no material misrepresentation or material omission of facts regarding Lessee's financial condition or business operations.  All financial statements must be dated and signed by Lessee.  Lessee acknowledges that Lessor has relied on the above information furnished by Lessee to Lessor and that Lessor would not have entered into this lease otherwise.

35.1Place of Performance

Unless otherwise expressly stated in this lease, all obligations under this lease, including payment of rent and other sums due, shall be performed in the county where the office building is located, at the address designated from time to time by Lessor.

36.1Miscellaneous

This lease contains the entire agreement of the parties.  NO OTHER WRITTEN OR ORAL PROMISES OR REPRESENTATIONS HAVE BEEN MADE, AND NONE SHALL BE BINDING.  This lease supersedes and replaces any previous lease between the parties on Lessee's office space, including any renewals or extensions thereunder.  Except for reasonable changes in written rules, this lease shall not be amended or changed except by written instrument, signed by both Lessor and Lessee.  LESSOR'S AGENTS DO NOT AND WILL NOT HAVE AUTHORITY TO (1) MAKE EXCEPTIONS, CHANGES OR AMENDMENTS TO THIS LEASE, OR FACTUAL REPRESENTATIONS NOT EXPRESSLY CONTAINED IN THIS LEASE, (2) WAIVE ANY RIGHT, REQUIREMENT, OR PROVISION OF THIS LEASE, OR (3) RELEASE LESSEE FROM ALL OR PART OF THIS LEASE, UNLESS SUCH ACTION IS IN WRITING AND SIGNED BY BOTH PARTIES TO THIS LEASE.  Multiple lessees shall be jointly and severally liable under this lease.  Notices, requests, or agreements to, from, or with one of multiple lessees shall be deemed to be to, from, or with all such Lessees.  Under no circumstances shall Lessor or Lessee be considered an agent of the other.  Nonsubstantial errors in space footage calculations shall entitle the parties to correct the rental figures in the lease and adjust rentals previously paid to present Owner accordingly, but not to terminate the lease.  The lease shall not be construed against either party more or less favorably by reason of who drafted the lease or changes in the lease.  Texas law applies.  If any date of performance or exercise of a right ends on a Saturday, Sunday, or state holiday, such date shall be automatically extended through the next business day.  Time is of the essence; and all performance dates, time schedules, and conditions precedent to exercising a right shall be strictly adhered to without delay except where otherwise expressly provided.  If any provision of this lease is invalid under present or future laws, the remainder of this lease shall not be affected.

37.1Special Conditions

Additional provisions of this lease are set forth in Exhibit J.

MASTER

38.1Exhibit List

The exhibits attached to this lease are listed below.  All exhibits are a part of this lease except for those which have been lined out or which have been shown below as omitted.

Exhibit A	Floor Plan of Lessee's Office Space (paragraph 1.1)
Exhibit B	Legal Description of Office Building (paragraph 1.1)
Exhibit C	Building Operating Expense Passthrough Calculations (paragraphs 2.1 and 32.1)
Exhibit D	Acknowledgment of Lease (paragraph 4.2)
Exhibit E	Construction by Lessor (paragraph 5.1)
Exhibit F-1	Parking Rules (paragraphs 9.2 and 23.1)
Exhibit F-2	Building Rules (paragraph 23.1)
Exhibit G	Estoppel Certificate (paragraph 30.1)
Exhibit H	Lease Guaranty (paragraph 37.1)
Exhibit I	Corporate Resolution Authorizing Lease or Guaranty (paragraphs 37.1 and 39.1)
Exhibit J	Special Conditions (paragraph 37.2)
Exhibit K	Hazardous Materials Statement
Exhibit L	Acknowledgment of Receipt of Agency Disclosure

39.1Lease Dates and Authority to Sign

The “identification” date of this lease is the Dateoflease (the same date as at the top of Basic Lease Information). The “effective date” on which this lease becomes binding is the date on which the lease has been signed by lessor, lessee, and any guarantors. The names and signatures of all parties are shown below; and all persons signing have been duly authorized to sign. IF LESSEE IS A CORPORATION, A CORPORATE RESOLUTION AUTHORIZING LESSEE TO EXECUTE THIS LEASE IS ATTACHED AS EXHIBIT I. Corporate seals are unnecessary under Texas law.

LESSOR	LESSEE

OVERLOOK AT ROB ROY OWNER (DELAWARE), LLC	SONIM TECHNOLOGIES INC.
Printed name of company or firm (if applicable)	Printed name of company or firm (if applicable)

/s/ JOEL SHER	/s/ Tom Wilkinson
Printed name of person signing	Printed name of person signing

/s/ Joel Sher	/s/ Tom Wilkinson
Signature	Signature

PRESIDENT CONGRESS HOLDINGS GROUP
AUTHORIZED MANAGING AGENT	Chief Executive Officer
Title of person signing (if applicable)	Title of person signing (if applicable)

10/1/2020	10/1/2020
Date signed (Please initial all pages and exhibits)	Date signed (Please initial all pages and exhibits)

MASTER

EXHIBIT A: FLOOR PLAN OF LESSEE'S OFFICE SPACE

(see paragraph 1.1 of lease)

[***]

MASTER

EXHIBIT B: LEGAL DESCRIPTION OF OFFICE BUILDING

by lot, block, subdivision, and county or

by metes and bounds description

(see paragraph 1.1 of lease)

[***]

MASTER

EXHIBIT C: BUILDING OPERATING EXPENSE PASSTHROUGH CALCULATIONS

(see paragraphs 2.1 and 32.1 of lease)

[***]

MASTER

EXHIBIT D: ACKNOWLEDGMENT OF LEASE

(TO BE SIGNED AT MOVE-IN)

[***]

MASTER

EXHIBIT E: CONSTRUCTION BY LESSEE

(see paragraph 5.1 of lease)

[***]

MASTER

EXHIBIT F-1: OFFICE BUILDING PARKING RULES

(see paragraph 9.2 of lease)

[***]

EXHIBIT F-2: OFFICE BUILDING RULES

(see paragraphs 9.2 and 23.1 of lease)

[***]

MASTER

THIS FORM IS NOT TO BE EXECUTED AT TIME OF LEASE EXECUTION.

Page One of Two

EXHIBIT G: ESTOPPEL CERTIFICATE

(see paragraph 30.1 of lease)

[***]

MASTER

EXHIBIT H: OFFICE LEASE GUARANTY

(see paragraph 37.1 of lease)

INTENTIONALLY DELETED.

MASTER

EXHIBIT I: CERTIFICATE OF CORPORATE RESOLUTION AUTHORIZING LEASE OR GUARANTY

(see paragraphs 37.1 and 39.1 of lease)

INTENTIONALLY DELETED

MASTER

EXHIBIT J: SPECIAL CONDITIONS

(see special conditions paragraph 37.1 of lease)

The following special conditions shall apply to this lease and shall prevail on any other provisions to the contrary.

FINANCIAL STATEMENTS/CONSUMER CREDIT REPORT.  Prior to execution of this lease and thereafter from time to time, Lessee shall, upon written request, furnish to Lessor a financial statement of Lessee's condition and/or a Consumer Credit Report in a reasonably satisfactory form.  All financial statements and/or credit reports shall be originally signed and dated by Lessee or Lessee's agent and be current within 90 days.

LESSEE HEREBY WAIVES ALL ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SECTION, LESSEE VOLUNTARILY CONSENTS TO THIS WAIVER. Lessor and Lessee agree that each provision in this Lease for determining charges amounts and additional rent (operating expenses) payments to be made by Lessee commercially reasonable, and as to each charge or amount, constitutes a “method by which the charge is to be computed” for the purposes of Section 93.102 of the Texas Property Code.

No Recording. Neither Lessee, nor anyone acting through, under, or on behalf of Lessee, shall have the right to record this Lease, nor any memorandum, notice, affidavit, or other writing with respect thereto.

PARKING.Lessee’s parking ratio shall be 3.5 parking spaces per 1,000 PSF of Lease Space on a non-exclusive, first-come, first-serve basis.

TERM.The Lease shall continue on a Month to Month basis (the “Month to Month Extension Periods”) following the Expiration Date whereby either party may terminate the Lease at the end of the month with thirty (30) days’ advance written notice.  For the sake of clarity, Section 27.1 Holding Over does not apply during the Month to Month Extension Periods.

MASTER

EXHIBIT K: HAZARDOUS MATERIALS STATEMENT

[***]

MASTER

EXHIBIT L: ACKNOWLEDGEMENT OF RECEIPT OF AGENCY DISCLOSURE

[***]

MASTER